   As filed with the Securities and Exchange Commission on December 29, 2000
                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            BERKSHIRE HATHAWAY INC.
             (Exact name of Registrant as Specified in Its Charter)

           Delaware                                    47-0813844
(State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                               1440 Kiewit Plaza
                             Omaha, Nebraska  68131
                         (Address, including zip code,
                        of Principal Executive Offices)

   Revised Profit Sharing Plan for the Employees of the Government Employees
                                   Companies
                           (Full Title of the Plan)

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                             Omaha, Nebraska  68131
                                 (402) 346-1400
               (Name, address, including zip code, and telephone
               number, including area code, of Agent for Service)

                                    Copy To:

                              Mary Ann Lyman, Esq.
                           Munger, Tolles & Olson LLP
                             355 South Grand Avenue
                         Los Angeles, California 90071
                                 (213) 683-9100

                                ---------------

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                              Proposed              Proposed
                                                               Maximum               Maximum           Amount of
       Title Of Securities             Amount To Be        Offering Price      Aggregate Offering     Registration
        To Be Registered                Registered            Per Share               Price               Fee
------------------------------------------------------------------------------------------------------------------
Class B Common Stock, par value
 $.1667 per share                   45,527 shares(1)(2)        $2,196.50(3)         $100,000,056(3)        $26,401
==================================================================================================================

(1) The shares of Class B Common Stock of Berkshire Hathaway Inc. being registered consist of shares to be acquired in open market purchases under the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the "Plan") described herein.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
(3) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under
     Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class B Common Stock of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on December 22, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") with the Commission (File No. 1-14905) are incorporated by reference in this Registration Statement: (i) Berkshire's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) Berkshire's Current Report on Form 8-K filed on December 22, 2000, (iii) Berkshire's Current Report on Form 8-K filed on November 9, 2000, (iv) Berkshire's Amended Current Report on Form 8-K/A filed on November 3, 2000, (v) Berkshire's Current Report on Form 8-K filed on October 24, 2000, (vi) Berkshire's Amended Current Report on Form 8-K/A filed on June 27, 2000, (vii) Berkshire's Current Report on Form 8-K filed on June 20, 2000, (viii) Berkshire's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, (ix) Berkshire's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, (x) Berkshire's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and (xi) the description of Berkshire's Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999.

     All documents filed by Berkshire pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section.

     Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements in paragraphs 2 and 3 of Item 15 of Berkshire's Registration Statement on Form S-3 (Registration No. 333-41686) filed with the Commission on July 18, 2000 is incorporated herein by reference.

     As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Eighth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its stockholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit No.  Description
     -----------  -----------

     4.1 Restated Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 3.1 to Form S-4 Registration Statement (No. 333-61129) filed by Berkshire on August 10, 1998).

     4.2 Certificate of Amendment to Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 4.2 to Form S-4 Registration Statement (No. 333-70609) filed by Berkshire on January 14, 1999).

     4.3 By-Laws of Berkshire (incorporated by reference to Exhibit 3.2 to Form S-4 Registration Statement (No. 333-61129) filed by Berkshire on August 10, 1998).

     5.1 Berkshire undertakes to cause the Plan and any amendment thereto to be submitted to the Internal Revenue Service ("IRS") in a timely manner and to cause all changes required by the IRS in order to qualify the Plan to be made.

     23.1         Consent of Deloitte & Touche LLP.

     24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Omaha, State of Nebraska on this 29th day of December, 2000.

                              BERKSHIRE HATHAWAY INC.



                              By:        /s/ Marc D. Hamburg
                                  ---------------------------------
                                        Marc D. Hamburg
                                        Vice President and
                                        Chief Financial Officer

    Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                       Date
         ---------                                  -----                                       ----
/s/ Warren E. Buffett                    Chairman of the Board and Director                 December 29, 2000
-----------------------------------      (principal executive officer)
Warren E. Buffett

/s/ Marc D. Hamburg                      Vice President and Chief Financial                 December 29, 2000
-----------------------------------      Officer (principal financial officer)
Marc D. Hamburg

/s/ Daniel J. Jaksich                    Controller (principal accounting                   December 29, 2000
-----------------------------------      officer)
Daniel J. Jaksich

/s/ Charles T. Munger                    Vice-Chairman of the Board and Director            December 29, 2000
-----------------------------------
Charles T. Munger

/s/ Susan T. Buffett                     Director                                           December 29, 2000
-----------------------------------
Susan T. Buffett

/s/ Malcolm G. Chace, III                Director                                           December 29, 2000
-----------------------------------
Malcolm G. Chace, III

/s/ Walter Scott, Jr.                    Director                                           December 29, 2000
-----------------------------------
Walter Scott, Jr.

/s/ Howard G. Buffett                    Director                                           December 29, 2000
-----------------------------------
Howard G. Buffett

/s/ Ronald L. Olson                      Director                                           December 29, 2000
----------------------
Ronald L. Olson

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on this 29th day of December, 2000.

                              REVISED PROFIT SHARING PLAN FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES



                              By:   /s/ Charles G. Schara
                                  -----------------------
                                  Charles G. Schara
                                  Chairman of the Profit Sharing Plan
                                  Administrative Committee